CERTIFICATE OF RESOLUTION BY DIRECTORS
OF
ALPHA ENERGY, INC.
(The "Corporation")

Be it known that on December 1, 2017 at 600 17th Street, Suite 2800 South Denver, Colorado 80202-5428 at 11:00 AM, a Special Meeting of the Board of Directors of the corporation was held wherein the following resolutions were adopted:

It has been RESOLVED by the board of directors of the corporation that the resignations of Fred Croci and Reginald A. Kemp are hereby accepted effective immediately.

It has been FURTHER RESOLVED by the board of directors of the corporation that John M. Devlin, Jr. and David E. Anderson were appointed to serve as temporary directors in the place of Fred Croci and Reginald A. Kemp to serve until the next regularly scheduled election of directors.

The undersigned certify that the foregoing is a true and correct copy of the resolutions adopted at the aforementioned Special Meeting of the Board of Directors of the corporation and that the resolutions are in full force and effect and have not been revoked.

IN WITNESS WHEREOF, the undersigned execute this document to be effective as of the date of the above entitled meeting.

Karen Ziegler

Karen Ziegler, Director

WAIVER OF NOTICE

The undersigned, being the of all of the directors of Alpha Energy, Inc., consent that the Special Meeting of the Board of Directors be held on December 1, 2017, at 600 17th Street, Suite 2800 South Denver, Colorado 80202-5428 at 11:00 AM.

DATED: December 1, 2017

Karen Ziegler, Director